UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2025

TAO Synergies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40458	46-1585656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor
New York, New York 10036
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TAOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Mr. Schechter and Dr. Tuchman

On August 28, 2025, Jonathan Schechter resigned from his position as a member of the board of directors (the “Board”) of TAO Synergies Inc. (the “Company”) and as a member of all committees of the Board on which he serves. Mr. Schechter’s resignation was voluntary and not the result of any disagreement with the operations, policies or practices of the Company.

Additionally, on August 28, 2025, Dr. Alan Tuchman, M.D. resigned from his position as a member of the Board and as a member of all committees of the Board on which he serves. Mr. Tuchman’s resignation was voluntary and not the result of any disagreement with the operations, policies or practices of the Company. Upon his resignation, Mr. Tuchman will continue to serve as the Company’s Chief Medical Officer.

Appointment of Mr. Ephron

In connection with the aforementioned resignations, on August 29, 2025, the Company appointed Robert Ephron to the Board. Mr. Ephron joins the Company from JK Polk Holdings where he has served as an advisor in advertising and sales since 2024. Mr. Ephron was previously vice president of advertising and sales at Paramount from 2017 to 2023 and vice president of advertising and sales at Viacom from 2015 to 2017. Mr. Ephron received his Bachelor of Science from the University of Denver. Mr. Ephron will serve on the audit, compensation and nominating and corporate governance committees of the Board. In connection with his appointment to the Board, Mr. Ephron has waived his entitlement to an initial option grant upon joining the Board pursuant to the Company’s non-employee director compensation policy.

The Company is not aware of any transaction in which Mr. Ephron has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD.

On August 26, 2025, the Company issued a press release announcing it has engaged Joseph Jacks as an advisor to its digital asset treasury strategy led by James Altucher. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

In connection with the engagement of Joseph Jacks, the Company entered into a consulting agreement with a term of one year with Mr. Jacks, pursuant to which the Company issued warrants exercisable for 100,000 shares of common stock, at an exercise price of $8.40 per share. The warrants will expire five years from the date of issuance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated August 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO SYNERGIES INC.

Date: August 29, 2025	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer